UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

(801) 584-5700

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 1, 2008, the Board of Directors of Huntsman Corporation (the “Company”) unanimously provisionally authorized the Company to exercise its right to extend (the “Extension”) the Agreement and Plan of Merger among Hexion Specialty Chemicals, Inc. (“Hexion”), Nimbus Merger Sub Inc. and the Company dated as of July 12, 2007, by 90 days to October 2, 2008.  The Company expects to deliver a formal notice of the Extension to Hexion on July 4, 2008.

On July 2, 2008, the Company filed its answer and counterclaims (the “Answer and Counterclaims”) to the Hexion lawsuit that was previously filed in the Court of Chancery of the State of Delaware.  The Company also asked the Court of Chancery to expedite the proceedings, including by granting expedited discovery and trial.  A copy of the public version of the Answer and Counterclaims is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on July 2, 2008, the Company issued a press release related to the Extension and the filing of the Answer and Counterclaims.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

99.1

Public version of Huntsman Corporation’s Answer, Affirmative Defenses and Counterclaims filed on July 2, 2008 in response to the complaint captioned Hexion Specialty Chemicals, Inc. et al v. Huntsman Corporation, C.A. No. 3841-VCL, originally filed June 18, 2008.

99.2	Press Release issued July 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ John R. Heskett
JOHN R. HESKETT
Vice President, Corporate Development and Investor Relations

Dated:  July 2, 2008

EXHIBIT INDEX

Number	Description of Exhibits

99.1

Public version of Huntsman Corporation’s Answer, Affirmative Defenses and Counterclaims filed on July 2, 2008 in response to the complaint captioned Hexion Specialty Chemicals, Inc. et al v. Huntsman Corporation, C.A. No. 3841-VCL, originally filed June 18, 2008.

99.2	Press Release issued July 2, 2008.